MORGAN GROUP HOLDING CO.
NONQUALIFIED STOCK OPTION AGREEMENT

To: Jonathan P. Evans (“you” or the “Grantee”)

NOTICE OF GRANT:

You have been granted the following option (the “Option”) to purchase the common stock, par value $0.001 per share, of Morgan Group Holding Co. (the “Company”) subject to the terms and conditions of the Option Award Agreement (“Award Agreement”) between you and the Company attached as Exhibit A:

Grant Date: December 21, 2012 (“Grant Date”)
Total Number of Shares Subject to Option: Eight Hundred Thousand (800,000) (“Shares”)
Option Price per Share ($): Zero and 15/100 Dollars ($0.15) (“Option Price”)
Expiration Date: December 21, 2015 (“Expiration Date”)

By accepting this Option, you are also agreeing to be bound by Exhibit A.

MORGAN GROUP HOLDING CO.

By: /s/ Robert E. Dolan
Name: Robert E. Dolan
Title: CFO
Date: December 21, 2012

JONATHAN P. EVANS

/S/Jonathan P. Evans

Date: December 21, 2012

EXHIBIT A
OPTION AWARD AGREEMENT

     In consideration of the mutual promises and covenants contained herein and other good and valuable consideration, the Grantee and the Company agree as follows:

Section 1. Grant of Nonqualified Stock Option

     As of the Grant Date, the Company grants to the Grantee, subject to the terms and conditions set forth herein, the right, privilege, and option to purchase the Shares at the Option Price (the “Option”).

Section 2. Exercisability of Option

     (a) The Option may be exercised, in whole or in part, during the period commencing on the Grant Date and ending on the Expiration Date (the “Option Term”).

     (b) In the event of the Grantee's death or Disability while the Grantee is employed with the Company, the Option will be exercisable according to the terms and conditions set forth in Section 5(a) below. In the event that the Grantee dies (or if a personal representative is appointed for the Grantee due to his disability) following the termination of Grantee’s employment with the Company, the Option will be exercisable only to the extent it (i) was exercisable immediately prior to such termination and (ii) is exercised within any applicable time period specified in Section 5(b) or 5(d) below. “Disability” shall mean the good faith determination by the Company’s Board of Directors (the “Board”) that in its judgment, the Grantee is unable to satisfactorily perform such Grantee’s normal duties on behalf of the Company due to such Grantee’s physical or mental incapacity. The Board’s determination regarding the Grantee’s Disability shall be conclusive.

Section 3. Method of Exercise

     Provided the Option has not expired, the Option may be exercised, in whole or in part and from time to time, by delivery of a written notice to the Company (or its designee) setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment of the Option Price for such Shares. The Grantee may pay the purchase or exercise price in cash, already-owned shares or a combination of cash and shares or such other method as approved by the Board. Already-owned shares must be delivered in transferable form and will be valued at fair market value, as determined in good faith by the Board, on the date of exercise. Certificates for shares purchased will be delivered to the Grantee as soon as practicable after the Grantee exercises his Option(s).

Section 4. Expiration of Option

     Unless terminated earlier in accordance with the terms of this Award Agreement, the Option granted herein will expire at 5:00 P.M., U.S. Eastern Time, on the Expiration Date. In the event the Expiration Date is a Saturday, Sunday or any other day which is a holiday of the United States Federal Government (a “Non-Business Day”), then the Option granted herein will expire, unless earlier terminated in a accordance with the terms of this Award Agreement, at 5:00 P.M., U.S. Eastern Time, on the first day that is not a Non-Business Day following such Expiration Date.

Section 5. Effect of Termination of Employment

     If the Grantee’s employment with the Company is terminated for any reason, including termination by the Company with or without cause, voluntary resignation, change in employment status, death, or Disability, the effect of such termination on all or any portion of the Option is as follows:

     (a) If the Grantee’s employment with the Company is terminated on account of death or Disability, then any unexercised part of the Option, to the extent exercisable immediately before such termination, will be fully exercisable and may be exercised, in whole or in part, at any time up to one (1) year after such termination (but only during the Option term) by the Grantee or, after his death, by his personal representative or the person to whom the Option is transferred by will or the applicable laws of descent and distribution.

     (b) If a Grantee’s employment with the Company is terminated during the period commencing on a Change of Control (as hereinafter defined) and ending on the first anniversary of the Change of Control, which termination is initiated by the Company or any of the Company’s affiliates other than for cause, or initiated by the Grantee for Good Reason (as hereinafter defined), then any unexercised Option, to the extent exercisable immediately before such termination, will thereupon be fully exercisable and may be exercised, in whole or in part for ninety (90) days following such termination (but only during the Option term) by the Grantee or, in the event the Grantee dies (or if a personal representative is appointed for the Grantee due to his disability) within such ninety (90) day period, by his personal representative or the person to whom the Option is transferred by will or the applicable laws of descent and distribution;

     (c) If the Grantee’s employment with the Company is terminated for cause, then any unexercised Option will terminate effective immediately upon such termination; and

     (d) If the Grantee’s employment with the Company is terminated for any reason other than for cause, death or Disability, and other than under the circumstances described above in Section 5(b) above, then any unexercised Option, to the extent exercisable immediately before such termination, will remain exercisable in whole or in part for ninety (90) days after such termination (but only during the Option term) by the Grantee or, in the event the Grantee dies (or if a personal representative is appointed for the Grantee due to his disability) within such ninety (90) day period, by his personal representative or the person to whom the Option is transferred by will or the applicable laws of descent and distribution.

     “Change of Control” means (i) any merger, consolidation or similar reorganization requiring the approval of shareholders holding a majority of voting power of the Company where the resulting or surviving entity is one in which the majority of voting power is held by a person or persons who were not owners of shares immediately prior to such reorganization; or (ii) a sale, lease or other disposition of all or substantially all of the assets of the Company to any person or persons (other than a person or persons who owned shares) or any entity (other than entity in which fifty-one percent (51%) of the voting securities are beneficially owned by a person or persons who were owners of shares) immediately prior to such disposition.

     Termination for “Good Reason” means termination as a result of (i) any material decrease in base compensation, bonus targets, or benefits that were in effect immediately prior to the Change of Control, (ii) a requirement by Company for the Grantee to be based more than 100 miles from the location the Grantee was based immediately prior to the Change of Control, or (iii) the assignment of any duties materially inconsistent in any respect with the Grantee’s position, authority, duties or responsibilities in effect immediately prior to the Change of Control or any other action by the Company resulting in significant diminution in position, authority, duties or responsibilities.

Section 6. Investment Intent.

     The Grantee agrees that the Shares acquired pursuant to the exercise of all or any part of the Option will be acquired for his own account for investment only and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act of 1933 (the “1933 Act”) or other applicable securities laws. The Company may, but in no event will be required to, bear any expenses of complying with the 1933 Act, other applicable securities laws or the rules and regulations of any national securities exchange or other regulatory authority in connection with the registration, qualification, or transfer, as the case may be, of this Award Agreement or any Shares acquired hereunder. The foregoing restrictions on the transfer of the Shares will be inoperative if (a) the Company previously has been furnished with an opinion of counsel, satisfactory to it, to the effect that such transfer will not involve any violation of the 1933 Act and other applicable securities laws or (b) the Shares have been duly registered in compliance with the 1933 Act and other applicable state or federal securities laws. If this Award Agreement, or the Shares subject to this Award Agreement, are registered under the 1933 Act, then the Grantee agrees that he will not make a public offering of the said Shares except on a national securities exchange on which the shares of the Company are then listed.

Section 7. Nontransferability of Option

     (a) Except as provided above in Section 5, no portion of the Option granted hereunder may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will, or by the laws of descent and distribution. All rights with respect to the Option granted to the Grantee will be available during his lifetime only to the Grantee.

Section 8. Restrictive Covenants

     As a condition of this Award Agreement, the Grantee's rights under the Option, and in addition to any restrictive agreements the Grantee may have entered into with the Company, the Grantee accepts and agrees to be bound as follows:

     (a) Nondisclosure of Award Agreement Terms. The Grantee agrees not to disclose or cause to be disclosed at any time, nor authorize anyone to disclose any information concerning this Award Agreement except (i) as required by law, or (ii) to the Grantee's legal and financial advisors who agree to be bound by this Section 8(a).

     (b) Noncompetition. During the Grantee's employment and until one (1) year after the Grantee ceases being employed by or acting as a consultant or independent contractor to the Company or any of the Company’s affiliates, the Grantee will not perform services as an employee, director, officer, consultant, independent contractor or advisor, or invest in, whether in the form of equity or debt, or otherwise have an ownership interest in any company, entity or person that directly competes with the Company or any of the Company’s affiliates. Nothing in this Section 8(b) will, however, restrict the Grantee from making an investment in and owning up to one-percent (1%) of the common stock of any company whose stock is listed on a national securities exchange or actively traded in an over-the-counter market; provided that such investment does not give the Grantee the right or ability to control or influence the policy decisions of any direct competitor of the Company or any of the Company’s affiliates.

     (c) Noninterference. During the Grantee's employment and until one (1) year after the Grantee ceases being employed by or acting as a consultant or independent contractor to the Company or any of the Company’s affiliates, the Grantee will not, either directly or indirectly through another business or person, solicit or otherwise interfere with any employee, customer, prospective customer, vendor, prospective vendor, supplier or other similar business relation or (to the Grantee's knowledge) prospective business relation of the Company or any of the Company’s affiliates.

     (d) Nonsolicitation. During the Grantee's employment and until one (1) year after the Grantee ceases being employed by or acting as a consultant or independent contractor to the Company or any of the Company’s affiliates, the Grantee will not, either directly or indirectly through another business or person, hire, recruit, employ, or attempt to hire, recruit or employ, or facilitate any such acts by others, any person then currently employed by the Company or any of the Company’s affiliates.

     (e) Confidentiality. The Grantee acknowledges that it is the policy of the Company and the Company’s affiliates to maintain as secret and confidential all valuable and unique information and techniques acquired, developed or used by the Company and any of the Company’s affiliates relating to their businesses, operations, employees and customers (“Confidential Information”). The Grantee recognizes that the Confidential Information is the sole and exclusive property of the Company and the Company’s affiliates, and that disclosure of Confidential Information would cause damage to the Company and the Company’s affiliates. The Grantee will not at any time disclose or authorize anyone else to disclose any Confidential Information or proprietary information that (i) is disclosed to or known by the Grantee as a result or as a consequence of or through the Grantee's performance of services for the Company or any of the Company’s affiliates, (ii) is not publicly or generally known outside the Company and (ii) relates in any manner to the Company's or any of the Company’s affiliates’ business. This obligation will continue even though the Grantee's employment with the Company or any of the Company’s affiliates may have terminated. This Section 8(e) will apply in addition to, and not in derogation of any other confidentiality agreements that may exist, now or in the future, between the Grantee and the Company or any of the Company’s affiliates.

     (f) No Detrimental Communications. The Grantee agrees not to disclose or cause to be disclosed at any time any untrue, negative, adverse or derogatory comments or information about the Company or any of the Company’s affiliates, about any product or service provided by the Company or any of the Company’s affiliates, or about prospects for the future of the Company or any of the Company’s affiliates.

     (g) Remedy. The Grantee acknowledges the consideration provided herein (absent the Grantee's agreement to this Section 8) is more than the Company is obligated to pay, and the Grantee further acknowledges that irreparable harm would result from any breach of this Section and monetary damages would not provide adequate relief or remedy. Accordingly, the Grantee specifically agrees that, if the Grantee breaches any of the Grantee's obligations under this Section 8, the Company and any of the Company’s affiliates will be entitled to injunctive relief therefor, and in particular, without limiting the generality of the foregoing, neither the Company nor any of the Company’s affiliates will be precluded from pursuing any and all remedies they may have at law or in equity for breach of such obligations. In addition, this Award Agreement and all of Grantee's right hereunder will terminate immediately the first date on which the Grantee engages in such activity and the Board will be entitled on or after the first date on which the Grantee engages in such activity to require the Grantee to return any Shares obtained by the Grantee upon exercise of all or any part of the Option to the Company and to require the Grantee to repay any proceeds received at any time from the sale of Shares obtained by the Grantee pursuant to the exercise of all or any part of the Option (plus interest on such amount from the date received at a rate equal to the prime lending rate as announced from time to time in The Wall Street Journal) and to recover all reasonable attorneys' fees and expenses incurred in terminating this Award Agreement and recovering such Shares and proceeds.

Section 9. Piggyback Registration Rights

     In the event the Company proposes to register any of its securities (excluding any registration relating solely to employee benefit plans or relating solely to the sale of debt or convertible debt instruments) and the registration form to be filed may be used for the registration or qualification for distribution of the Shares subject to this Option, the Company will give prompt written notice to the Grantee of its intention to effect such a registration and will include in such registration all Shares subject to this Option with respect to which the Company has received written requests from the Grantee for inclusion therein within fifteen (15) days after the date of the Company’s notice (a “Piggyback Registration”). The Company may, in its discretion, delay, terminate or withdraw any registration under this Section 9 prior to the effectiveness of such registration whether or not the Grantee has elected to include the Shares subject to this Option in such registration, and except for the obligation to pay the expenses of such registration, the Company will have no liability to the Grantee in connection with such delay, termination or withdrawal. The Company shall only be obligated to effect one (1) Piggyback Registration pursuant to this Section 9; provided, however, if the Company terminates any registration under this Section 9 prior to the effectiveness of such registration, such registration shall not count for purposes of the foregoing limitation.

Section 10. Status of the Grantee

     The Grantee will not be deemed a shareholder of the Company with respect to any of the Shares subject to this Option, except to the extent such Shares have been purchased and issued to him. The Company will not be required to issue or transfer any certificates for Shares purchased upon exercise of this Option until all applicable requirements of law have been fulfilled.

Section 11. No Effect on Capital Structure

     This Option will not affect the right of the Company to reclassify, recapitalize or otherwise change its capital or debt structure or to merge, consolidate, convey any or all of its assets, dissolve, liquidate, windup, or otherwise reorganize.

Section 12. Adjustments

     Notwithstanding any provision herein to the contrary, in the event of any change in the number of outstanding Shares effected without receipt of consideration therefor by the Company, by reason of a merger, reorganization, consolidation, recapitalization, separation, liquidation, stock dividend, stock split, share combination or other change in the corporate structure of the Company affecting the Shares, the aggregate number and class of Shares subject to this Option and the exercise price of this Option will be automatically adjusted to accurately and equitably reflect the effect thereon of such change; provided, however, that any fractional share resulting from such adjustment will be eliminated. In the event of a dispute concerning such adjustment, the decision of the Board will be conclusive.

Section 13. Amendments

     This Award Agreement may be amended only by a writing executed by the Company and the Grantee which specifically states that it is amending this Award Agreement.

Section 14. Board Authority

     Any questions concerning the interpretation of this Award Agreement, any adjustments required to be made under Sections 11 or 12 of this Award Agreement, and any controversy which arises under this Award Agreement will be settled by the Board in its sole discretion.

Section 15. Withholding Taxes

     Whenever Shares are to be delivered to the Grantee upon exercise of the Option (the exercise date is hereinafter referred to as the “Tax Date”), the Company will be entitled to require and may accommodate the Grantee's request if so requested, to satisfy all federal, state, local and foreign tax withholding requirements, including Social Security and Medicare taxes related thereto, by one or a combination of the following methods: (a) payment of an amount in cash equal to the amount to be withheld; or (b) withholding from compensation otherwise due to the Grantee.

Section 16. Nonqualified Stock Option

     The Option is not intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Code, and shall not be so construed.

Section 17. Notice

     All notices required under this Option shall be deemed to have been given or made for all purposes (i) upon personal delivery, (ii) upon confirmation receipt that the communication was successfully sent to the applicable number if sent by facsimile; (iii) one day after being sent, when sent by professional overnight courier service, or (iv) five days after posting when sent by registered or certified mail. Notices to the Company shall be sent to the principal office of the Company (or at such other place as the Company shall notify the Grantee hereof in writing). Notices to the Grantee shall be sent to the address of the Holder on the books of the Company (or at such other place as the Grantee shall notify the Company hereof in writing).

Section 18. Severability

     If any part of this Award Agreement is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity will not serve to invalidate any part of this Award Agreement not declared to be unlawful or invalid. Any part so declared unlawful or invalid will, if possible, be construed in a manner which gives effect to the terms of such part to the fullest extent possible while remaining lawful and valid. Additionally, if any of the covenants in Section 8 are determined by a court to be unenforceable in whole or in part because of such covenant's duration or geographical or other scope, such court will have the power to modify the duration or scope of such provision as the case may be, so as to cause such covenant, as so modified, to be enforceable.

Section 19. Binding Effect

     This Award Agreement shall bind, and, except as specifically provided herein, shall inure to the benefit of the respective heirs, legal representatives, successors and assigns of the parties hereto.

Section 20. Governing Law

     This Award Agreement and the rights of all persons claiming hereunder will be construed and determined in accordance with the laws of the State of New York without giving effect to the principles of the conflict of laws to the contrary.